Exhibit 5.1

August 23, 2019

NantKwest, Inc.

3530 John Hopkins Court

San Diego, California 92121

Re: NantKwest, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by NantKwest, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the offer and sale of the Securities (as defined below). The Registration Statement relates to the proposed offer, issuance and sale by the Company, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (the “Prospectus Supplements”) of (a) shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), (b) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), (c) the Company’s debt securities (the “Debt Securities”), (d) warrants to purchase shares of the Company’s Common Stock or Preferred Stock (the “Warrants”), or (e) units (the “Units”) consisting of Common Stock, Preferred Stock, Debt Securities, Warrants or any combination of the foregoing (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be identified (the “Trustee”). The Debt Securities are to be issued in the form contemplated by the Indenture filed as an exhibit to the Registration Statement. Each Indenture, as applicable, may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”). The Securities are to be sold pursuant to a purchase, underwriting, placement agency or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of

NantKwest, Inc.

August 23, 2019

all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) a definitive purchase, underwriting, placement agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any Securities issuable upon conversion, exchange, redemption, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (i) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.    with respect to shares of Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Common Stock and related matters and (b) the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable;

2.    with respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware and (b) the shares of Preferred Stock have been duly executed,

NantKwest, Inc.

August 23, 2019

countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, or upon exercise of Warrants to purchase Preferred Stock, upon payment of consideration (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.    with respect to Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 with the Commission, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, and entitled to the benefits of the applicable Indenture;

4.    with respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, placement agency or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

5.    with respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Units (including Securities underlying the Units) and related matters and (b) the Units (including Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, unit, placement agency or similar agreement duly authorized, executed and delivered by the Company and the Units have been duly executed and delivered in accordance with such purchase, underwriting, unit, placement agency or similar agreement, then the Units (including Securities underlying the Units) will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

NantKwest, Inc.

August 23, 2019

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws), the federal laws of the United States of America, and the State of New York as to the enforceability of the Debt Securities and Warrants.

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NantKwest, Inc.

August 23, 2019

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion filed as an exhibit or otherwise.

Sincerely,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation